EXHIBIT 99.1

Varonis Announces Fourth Quarter 2024 and Full-Year 2024 Financial Results

Annual recurring revenues grew 18% year-over-year
SaaS ARR as a percentage of total ARR was approximately 53%
Year-to-date cash from operations generated $115.2 million vs. $59.4 million last year
Year-to-date free cash flow generated $108.5 million vs. $54.3 million last year

NEW YORK, Feb. 04, 2025 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a leader in data security, today announced financial results for the fourth quarter and full-year ended December 31, 2024.

Yaki Faitelson, Varonis CEO, said, "We are excited by the approximately 50% increase in ARR from new customers, which was driven by the simplicity of SaaS and MDDR as well as customer interest in utilizing Generative AI raising awareness for our solution. We look forward to continuing our momentum and completing our SaaS transition in 2025, which will unlock many more benefits as we capture our massive opportunity.”

Guy Melamed, Varonis CFO & COO, added, “For the first time in company history, SaaS represents a majority of ARR as we finished the fourth quarter with 53% of total company ARR coming from SaaS. This demand positions the company for another year of strong ARR growth and continued improvement in free cash flow generation, while we make strategic investments aimed at supporting our goal of returning to more than 20% ARR growth.”

Financial Summary for the Fourth Quarter Ended December 31, 2024

  Total revenues were $158.5 million, compared with $154.1 million in the fourth quarter of 2023.
  SaaS revenues were $72.2 million, compared with $23.0 million in the fourth quarter of 2023.
  Term license subscription revenues were $66.8 million, compared with $106.2 million in the fourth quarter of 2023.
  Maintenance and services revenues were $19.5 million, compared with $24.9 million in the fourth quarter of 2023.
  GAAP operating loss was ($17.6) million, compared to GAAP operating loss of ($5.2) million in the fourth quarter of 2023.
  Non-GAAP operating income was $15.3 million, compared to non-GAAP operating income of $27.2 million in the fourth quarter of 2023.

Financial Summary for the Year Ended December 31, 2024

  Total revenues were $551.0 million, compared with $499.2 million in 2023.
  SaaS revenues were $208.8 million, compared with $44.4 million in 2023.
  Term license subscription revenues were $254.2 million, compared with $356.5 million in 2023.
  Maintenance and services revenues were $87.9 million, compared with $98.3 million in 2023.
  GAAP operating loss was ($117.7) million, compared to GAAP operating loss of ($117.2) million in 2023.
  Non-GAAP operating income was $15.9 million, compared to non-GAAP operating income of $28.7 million in 2023.

The tables at the end of this press release include a reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) and GAAP net income (loss) to non-GAAP net income (loss) for the three and twelve months ended December 31, 2024 and 2023. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, was $641.9 million as of the end of the fourth quarter, up 18% year-over-year.
  As of December 31, 2024, the Company had $1.2 billion in cash and cash equivalents, short-term deposits and short-term and long-term marketable securities.
  During the twelve months ended December 31, 2024, the Company generated $115.2 million of cash from operations, compared to $59.4 million generated in the prior year period.
  During the twelve months ended December 31, 2024, the Company generated $108.5 million of free cash flow, compared to $54.3 million generated in the prior year period.
  Announced expansion of IaaS security coverage to Google Cloud, bringing the company's proven data-centric approach to Google Cloud storage and data warehouses.
  Expanded coverage to discover and classify critical data, remove exposures, and detect threats on the Databricks Data Intelligence Platform.
  Broadened coverage to continuously discover and classify data and resolve issues related to data risk and overexposure within ServiceNow.

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators." In addition, the tables at the end of this press release include a reconciliation of net cash provided by operating activities to non-GAAP free cash flow. An explanation of this measure is also included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook

For the first quarter of 2025, the Company expects:

  Revenues of $130.0 million to $135.0 million, or year-over-year growth of 14% to 18%.
  Non-GAAP operating loss of ($14.0) million to ($11.0) million.
  Non-GAAP net loss per diluted share in the range of ($0.06) to ($0.04), based on 113.6 million diluted shares outstanding.

For full year 2025, the Company expects:

  ARR of $737.0 million to $745.0 million, or year-over-year growth of 15% to 16%.
  Net cash provided by operating activities of $132.0 million to $139.0 million.
  Free cash flow of $120.0 million to $125.0 million.
  Revenues of $610.0 million to $625.0 million, or year-over-year growth of 11% to 13%.
  Non-GAAP operating income of $0.5 million to $10.5 million.
  Non-GAAP net income per diluted share in the range of $0.13 to $0.17, based on 137.5 million diluted shares outstanding.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call and Webcast
Varonis will host a conference call today, Tuesday, February 4, 2025, at 4:30 p.m. Eastern Time, to discuss the Company's fourth quarter 2024 and full-year 2024 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13750890. A replay of this conference call will be available through February 11, 2025 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13750890. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition-related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition-related expenses, (iv) foreign exchange gains (losses) which include exchange rate differences on lease contracts as a result of the implementation of ASC 842 and (v) amortization of debt issuance costs.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period; and
  Amortization of debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020 and 2024, are a non-cash item.

Free cash flow is calculated as net cash provided by or used in operating activities less purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash provided by or used in our operations that, after the investments in property and equipment, can be used for strategic initiatives.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt issuance costs are expected recurring expenses until the maturity of the senior notes in 2029.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss) and non-GAAP net income (loss) referred to in our “Financial Outlook” is not provided because, as forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

ARR is a key performance indicator defined as the annualized value of active SaaS contracts, term-based subscription license contracts, and maintenance contracts in effect at the end of that period. SaaS contracts, term-based subscription license contracts, and maintenance contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; risks associated with international operations; the impact of global conflicts on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; Varonis’ ability to provide high-quality service and support offerings; the expansion of cloud-delivered services; and risks associated with our convertible notes and capped-call transactions. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis (Nasdaq: VRNS) is a leader in data security, fighting a different battle than conventional cybersecurity companies. Our cloud-native Data Security Platform continuously discovers and classifies critical data, removes exposures, and detects advanced threats with AI-powered automation.

Thousands of organizations worldwide trust Varonis to defend their data wherever it lives — across SaaS, IaaS, and hybrid cloud environments. Customers use Varonis to automate a wide range of security outcomes, including data security posture management (DSPM), data classification, data access governance (DAG), data detection and response (DDR), data loss prevention (DLP), and insider risk management.

Varonis protects data first, not last. Learn more at www.varonis.com.

Investor Relations Contact:
Tim Perz
Varonis Systems, Inc.
646-640-2112
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	Unaudited		Unaudited
Revenues:
Term license subscriptions	$66,781	$106,184	$254,241	$356,490
SaaS	72,206	22,980	208,781	44,417
Maintenance and services	19,527	24,935	87,928	98,253
Total revenues	158,514	154,099	550,950	499,160

Cost of revenues	26,055	19,347	93,847	71,751

Gross profit	132,459	134,752	457,103	427,409

Operating expenses:
Research and development	50,546	48,144	196,765	183,838
Sales and marketing	76,123	70,569	288,769	277,893
General and administrative	23,342	21,283	89,220	82,901
Total operating expenses	150,011	139,996	574,754	544,632

Operating loss	(17,552)	(5,244)	(117,651)	(117,223)
Financial income, net	7,605	5,433	34,644	30,305

Income (loss) before income taxes	(9,947)	189	(83,007)	(86,918)
Income taxes	(3,047)	(1,087)	(12,758)	(13,998)

Net loss	$(12,994)	$(898)	$(95,765)	$(100,916)

Net loss per share of common stock, basic and diluted	$(0.12)	$(0.01)	$(0.86)	$(0.92)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	112,488,376	109,007,859	111,660,541	109,141,894

Stock-based compensation expense for the three and twelve months ended December 31, 2024 and 2023 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	Unaudited		Unaudited
Cost of revenues	$1,175	$1,275	$5,192	$7,221
Research and development	10,709	11,199	41,766	48,679
Sales and marketing	10,509	10,186	41,494	48,047
General and administrative	10,176	8,983	38,230	35,872
	$32,569	$31,643	$126,682	$139,819

Payroll tax expense related to stock-based compensation for the three and twelve months ended December 31, 2024 and 2023 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	Unaudited		Unaudited
Cost of revenues	$6	$20	$637	$405
Research and development	38	133	604	365
Sales and marketing	146	152	3,196	1,972
General and administrative	16	32	1,181	518
	$206	$337	$5,618	$3,260

Amortization of acquired intangibles and acquisition-related expenses for the three and twelve months ended December 31, 2024 and 2023 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	Unaudited		Unaudited
Cost of revenues	$119	$381	$1,263	$1,525
Research and development	—	128	—	1,363
Sales and marketing	—	—	—	—
General and administrative	—	—	—	—
	$119	$509	$1,263	$2,888

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2024	December 31, 2023
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$185,585	$230,740
Marketable securities	343,383	253,175
Short-term deposits	39,450	49,800
Trade receivables, net	192,832	169,116
Prepaid expenses and other short-term assets	116,824	64,326
Total current assets	878,074	767,157
Long-term assets:
Long-term marketable securities	658,896	211,063
Operating lease right-of-use assets	45,593	51,838
Property and equipment, net	30,795	33,964
Intangible assets, net	—	1,263
Goodwill	23,135	23,135
Other assets	27,782	15,490
Total long-term assets	786,201	336,753
Total assets	$1,664,275	$1,103,910

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$4,313	$672
Accrued expenses and other short-term liabilities	164,930	125,057
Convertible senior notes, net	250,529	—
Deferred revenues	290,113	181,049
Total current liabilities	709,885	306,778
Long-term liabilities:
Convertible senior notes, net	450,243	250,477
Operating lease liabilities	42,789	51,313
Deferred revenues	2,211	886
Other liabilities	3,491	4,808
Total long-term liabilities	498,734	307,484

Stockholders’ equity:
Share capital
Common stock	113	109
Accumulated other comprehensive income (loss)	2,676	(8,649)
Additional paid-in capital	1,193,022	1,142,578
Accumulated deficit	(740,155)	(644,390)
Total stockholders’ equity	455,656	489,648
Total liabilities and stockholders’ equity	$1,664,275	$1,103,910

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2024	2023
	Unaudited
Cash flows from operating activities:
Net loss	$(95,765)	$(100,916)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,126	11,703
Stock-based compensation	126,682	139,819
Amortization of deferred commissions	54,392	53,072
Non-cash operating lease costs	9,526	9,468
Amortization of debt issuance costs	2,144	1,514
Amortization of premium and accretion of discount on marketable securities, net	(12,690)	(9,354)
Acquired in-process research and development	6,653	—

Changes in assets and liabilities:
Trade receivables	(23,716)	(33,137)
Prepaid expenses and other short-term assets	(35,332)	(21,459)
Deferred commissions	(59,820)	(53,505)
Other long-term assets	347	(577)
Trade payables	3,641	(2,290)
Accrued expenses and other short-term liabilities	17,317	(5,278)
Deferred revenues	110,389	69,882
Other long-term liabilities	306	474
Net cash provided by operating activities	115,200	59,416

Cash flows from investing activities:
Proceeds from maturities of marketable securities	308,840	301,350
Proceeds from sales of marketable securities	111,552	—
Investment in marketable securities	(949,841)	(517,948)
Proceeds from short-term and long-term deposits	34,795	214,444
Investment in short-term and long-term deposits	(24,254)	(135,823)
Purchase of in-process research and development	(6,653)	—
Purchases of property and equipment	(6,694)	(5,099)
Net cash used in investing activities	(532,255)	(143,076)

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	449,635	—
Purchases of capped calls	(55,522)	—
Proceeds from employee stock plans	16,082	11,537
Taxes paid related to net share settlement of equity awards	(38,295)	(21,415)
Repurchase of common stock	—	(43,522)
Net cash provided by (used in) financing activities	371,900	(53,400)
Decrease in cash and cash equivalents	(45,155)	(137,060)
Cash and cash equivalents at beginning of period	230,740	367,800
Cash and cash equivalents at end of period	$185,585	$230,740

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	Unaudited		Unaudited
Reconciliation to non-GAAP operating income:

GAAP operating loss	$(17,552)	$(5,244)	$(117,651)	$(117,223)

Add back:
Stock-based compensation expense	32,569	31,643	126,682	139,819
Payroll tax expenses related to stock-based compensation	206	337	5,618	3,260
Amortization of acquired intangible assets and acquisition-related expenses	119	509	1,263	2,888
Non-GAAP operating income	$15,342	$27,245	$15,912	$28,744

Reconciliation to non-GAAP net income:

GAAP net loss	$(12,994)	$(898)	$(95,765)	$(100,916)

Add back:
Stock-based compensation expense	32,569	31,643	126,682	139,819
Payroll tax expenses related to stock-based compensation	206	337	5,618	3,260
Amortization of acquired intangible assets and acquisition-related expenses	119	509	1,263	2,888
Foreign exchange rate differences, net	3,129	2,290	827	(916)
Amortization of debt issuance costs	880	381	2,144	1,514
Non-GAAP net income	$23,909	$34,262	$40,769	$45,649

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	112,488,376	109,007,859	111,660,541	109,141,894
Non-GAAP weighted average number of shares used in computing net income per share of common stock - basic	112,488,376	109,007,859	111,660,541	109,141,894
Non-GAAP weighted average number of shares used in computing net income per share of common stock - diluted	135,097,388	126,061,869	130,278,825	126,585,777

GAAP net loss per share of common stock - basic and diluted	$(0.12)	$(0.01)	$(0.86)	$(0.92)
Non-GAAP net income per share of common stock - basic	$0.21	$0.31	$0.37	$0.42
Non-GAAP net income per share of common stock - diluted	$0.18	$0.27	$0.31	$0.36

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in millions)

	Twelve Months Ended December 31,
	2024	2023
	Unaudited
Reconciliation to non-GAAP free cash flow:
Net cash provided by operating activities	$115.2	$59.4
Purchases of property and equipment	(6.7)	(5.1)
Free cash flow	$108.5	$54.3

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in millions)

	Twelve Months Ended December 31, 2025
	Low	High
Reconciliation to non-GAAP free cash flow:
Net cash provided by operating activities	$132.0	$139.0
Purchases of property and equipment	(12.0)	(14.0)
Free cash flow	$120.0	$125.0